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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 19, 1997

                               IKON CAPITAL, INC.
             (Exact name of registrant as specified in its charter)


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
       DELAWARE                 File No. 0-20405       23-2493042
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(State or other jurisdiction    (Commission File   (IRS Employer
     of incorporation)          Number)            Identification
                                                   Number)
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               1738 Bass Road, Macon, Georgia              31210
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               (Address of principal executive offices)  (Zip Code)


                                 (912) 471-2300
              Registrant's telephone number, including area code:


                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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     On June 19, 1997, the Registrant's parent, IKON Office Solutions, Inc.
("IKON") issued a press release announcing that IKON's earnings for the third quarter ending June 30, 1997 would be lower than expected, due to short-term issues related to the acceleration of its business transformation process. Excluding $18 million to $22 million in transformation costs, IKON expects to earn approximately $0.30 to $0.32 per share compared with a consensus market expectation of $0.40 per share. For the fourth quarter, IKON now expects earnings per share in the range of $0.33 to $0.36 before transformation costs of about $20 million to $25 million. IKON stated that, despite the reduced expectations, its business remains strong, with continuing healthy revenue growth and solid gross margins in all aspects of its operations; the shortfall does not reflect any fundamental operating problems.

     Of the operating income shortfall IKON anticipates in the third quarter, approximately half is due to lower sales productivity in certain markets, which is expected to result in a lower internal revenue growth rate of approximately 11% to 12% in North America. The remaining half of the shortfall is due to SG&A (sales, general and administrative) expenses that were expected to be eliminated in the third quarter through the transformation process.

     The press release further indicated that IKON's transformation, which has been underway for eighteen months, has achieved substantial progress and is on target to be substantially completed by the end of 1998. In fiscal 1998, IKON expects to achieve 20% earnings growth, excluding transformation costs of $50 million to $75 million.

     This report includes information which may constitute forward-looking statements about the Registrant or IKON made pursuant to the safe harbor provisions of the federal securities laws. Although the Registrant believes the expectations contained in such forward-looking statements are reasonable, no assurances can be given that such expectations will prove correct. This information is subject to risks and uncertainties that could significantly affect the Registrant's and/or IKON's current plans, anticipated actions and future financial condition and results. These uncertainties and risks include, but are not limited to, those relating to IKON's successful management of an aggressive program to acquire and integrate new companies, risks and uncertainties (applicable to both the Registrant and IKON) relating to conducting operations in a competitive environment; delays, difficulties, technological changes and employment issues (applicable to both the Registrant and IKON) associated in a large-scale transformation project; debt service requirements (applicable to both the Registrant and IKON) including sensitivity to fluctuation in interest rates; and general economic conditions. Therefore, actual results may differ materially from the forward-looking statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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          (c)  Exhibits.
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          (99) Press Release dated June 19, 1997
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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    IKON CAPITAL, INC.



                                    By:  /s/ O. Gordon Brewer, Jr.
                                        ----------------------------------
                                         O. Gordon Brewer, Jr.
                                         Treasurer



Dated: June 19, 1997
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                                Index to Exhibit
                                ----------------



          (99) Press Release dated June 19, 1997